UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 04, 2023

Ovid Therapeutics Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38085	46-5270895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 Ninth Avenue 14th Floor
New York, New York		10001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 646 661-7661

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OVID	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As part of year-end estate tax planning, Jeremy Levin, DPhil, MB BChir, Chief Executive Officer of Ovid Therapeutics Inc. (the “Company”) and Chairman of the Company’s board of directors, gifted an aggregate of 1,146,500 shares of the Company’s common stock to family trusts for the respective benefit of his two daughters. Following the gift transfers, Dr. Levin holds 3,598,467 shares of the Company’s outstanding common stock. Dr. Levin filed a Statement of Change in Ownership on Form 4 with the Securities and Exchange Commission reporting the gifts on December 6, 2023. The gift transfers were made for no consideration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ovid Therapeutics Inc.

Date:	December 6, 2023	By:	/s/ Thomas M. Perone
Thomas M. Perone General Counsel & Corporate Secretary